CB&I Comments on Misleading and Inaccurate Report

THE WOODLANDS, Texas, June 17, 2014 /PRNewswire/ -- CB&I (NYSE:CBI) noted there was unusual trading volume today in its common stock. The activity appears to be related to the issuance of a report by a short seller recommending that stockholders sell CB&I stock.

CB&I has reviewed the report and strongly disagrees with its assumptions and conclusions.

Notably, the report warns readers to assume that the short-selling firm and/or its affiliates hold short positions in CB&I common stock and that they stand to realize significant gains in the event that CB&I's stock price declines. CB&I believes that this conflict of interest should cause the report and its conclusions to be viewed skeptically.

"CB&I's management team operates our company with the absolute highest integrity, and we take great issue with erroneous claims such as these," said Philip K. Asherman, CB&I's President and Chief Executive Officer.

CB&I's second quarter financial results are scheduled to be released in late July 2014. The company is confirming today that it expects to report results within the ranges of its current guidance for the year.

About CB&I
CB&I (NYSE:CBI) is the most complete energy infrastructure focused company in the world and a major provider of government services. With 125 years of experience and the expertise of approximately 55,000 employees, CB&I provides reliable solutions while maintaining a relentless focus on safety and an uncompromising standard of quality. For more information, visit www.cbi.com.

Important Information For Investors And Shareholders

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases or expressions such as "achieve," "forecast," "plan," "propose," "strategy," "envision," "hope," "will," "continue," "potential," "expect," "believe," "anticipate," "project," "estimate," "predict," "intend," "should," "could," "may," "might" or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and "Forward-Looking Statements" described under "Risk Factors" in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2013, and any updates to those risk factors or "Forward-Looking Statements" included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

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